Branden T. Burningham
                               ATTORNEY AT LAW
                         455 East 500 South, Suite 205
                          Salt Lake City, Utah 84111

ADMITTED IN UTAH AND CALIFORNIA         TELEPHONE: (801) 363-7411
                                        FACSIMILE: (801) 355-7126


July 18, 2003


Perry Hindin, Esq.
U. S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549-0405


Re: Anticline Uranium, Inc., a Nevada corporation (the "Company") Draft Definitive Information Statement
     Commission File No. 0-49655


Dear Mr. Hindin:

     Pursuant to our telephone conversation yesterday, I have attached a draft of the above-referenced Information Statement. This document was prepared in response to the Commission's letter, dated July 17, 2003, which asked the Company to disclose in its information statement the Company's proposed new name and the reasons for the name change. This information has been added where indicated.

     Please advise whether you will have any further comments on this filing. It is my understanding that, if you have no comments, the Company may file a definitive information statement incorporating the above-referenced changes.

     Thank you very much.

                                   Sincerely yours,

                                   /s/ Branden T. Burningham

                                   Branden T. Burningham